                                                                  EXHIBIT 23.2




    We hereby consent to the use of our report dated August 4, 1997, relating to the financial statements of EMPIRE ENERGY CORPORATION and our report dated October 9, 1996, relating to the financial statements of SYNERGY GROUP INCORPORATED, incorporated by reference from the 1997 Cornerstone Propane Partners, L.P. Form 10-K, and which also appear in the Registration Statement on Form S-3. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                         /s/  Baird, Kurtz & Dobson
                                         --------------------------
                                              Baird, Kurtz & Dobson



December 31, 1997
Springfield, Missouri